As filed with the Securities and Exchange Commission on June 1, 2023

Registration No. 333-255122

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT (REG. NO. 333-255122)

UNDER

THE SECURITIES ACT OF 1933

MoneyGram International, Inc.

(And the Guarantors Identified in the Table of Subsidiary Guarantor Registrants Below)

(Exact name of registrant as specified in its charter)

Delaware	16-1690064
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2828 N. Harwood Street, 15th Floor

Dallas, Texas 75201

(214) 999-7552

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert L. Villaseñor

General Counsel, Corporate Secretary and Chief Administrative Officer

MoneyGram International, Inc.

2828 N. Harwood Street, 15th Floor

Dallas, Texas 75201

(214) 999-7552

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Alan J. Bogdanow

Vinson & Elkins L.L.P.

2001 Ross Avenue, Suite 3900

Dallas, Texas 75201

(214) 220-7700

Approximate date of commencement of proposed sale to the public: Not applicable

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

Table of Subsidiary Guarantor Registrants

Exact Name of Registrant as Specified in its Charter (or Other Organizational Document)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
MoneyGram International Payment Systems, Inc.	Delaware	45-2437914
MoneyGram Payment Systems Worldwide, Inc.	Delaware	41-0186972
MoneyGram Payment Systems, Inc.	Delaware	84-1327808

Note: The address of each of the subsidiary guarantor registrants is 2828 N. Harwood Street, 15th Floor, Dallas, TX 75201, and the telephone number for each is (214) 999-7552. Each of the subsidiary guarantor registrants has the same agent for service as MoneyGram International, Inc.

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment (the “Post-Effective Amendment”) relates to the Registration Statement on Form S-3ASR (No. 333-255122) filed by MoneyGram International, Inc., a Delaware corporation (the “Company”) and certain of the Company’s subsidiaries (each, a “Registrant”), with the Securities and Exchange Commission on April 8, 2021 (the “Registration Statement”).

On June 1, 2023, pursuant to the Agreement and Plan of Merger, dated as of February 14, 2022 (the “Merger Agreement”) by and among the Company, Mobius Parent Corp., a Delaware corporation (“Parent”), and Mobius Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), Merger Sub was merged with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Parent (the “Merger”). This Post-Effective Amendment is being filed as a result of the Merger.

In connection with the Merger and the other transactions contemplated by the Merger Agreement, and in accordance with undertakings made by each Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any securities which remain unsold at the termination of the offering, each Registrant hereby terminates the effectiveness of the Registration Statement and removes from registration any and all of the securities registered but unsold or otherwise unissued under the Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in Dallas, Texas, on June 1, 2023.

MONEYGRAM INTERNATIONAL, INC.

By:	/s/ Robert L. Villaseñor
Robert L. Villaseñor
General Counsel, Corporate Secretary and Chief Administrative Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in Dallas, Texas, on June 1, 2023.

MONEYGRAM INTERNATIONAL PAYMENT SYSTEMS, INC.

By:	/s/ Robert L. Villaseñor
Robert L. Villaseñor
General Counsel, Corporate Secretary and Chief Administrative Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in Dallas, Texas, on June 1, 2023.

MONEYGRAM PAYMENT SYSTEMS WORLDWIDE, INC.

By:	/s/ Robert L. Villaseñor
Robert L. Villaseñor
General Counsel, Corporate Secretary and Chief Administrative Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in Dallas, Texas, on June 1, 2023.

MONEYGRAM PAYMENT SYSTEMS, INC.

By:	/s/ Robert L. Villaseñor
Robert L. Villaseñor
General Counsel, Corporate Secretary and Chief Administrative Officer